EXHIBIT 99.3

JOINT FILER INFORMATION

Insight E2open Aggregator, LLC is owned by Insight Venture Partners IX, L.P., Insight Venture Partners IX (Co-Investors), L.P., Insight Venture Partners Growth-Buyout Coinvestment Fund, L.P. and Insight Venture Partners Growth-Buyout Coinvestment Fund (B), L.P., and is managed by Insight Venture Partners IX, L.P. The general partner of each of Insight Venture Partners IX, L.P., Insight Venture Partners (Cayman) IX, L.P., Insight Venture Partners (Delaware) IX, L.P. and Insight Venture Partners IX (Co-Investors) is Insight Venture Associates IX, L.P., and the general partner of Insight Venture Associates IX, L.P. is Insight Venture Associates IX, Ltd. The general partner of each of Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P., Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P., Insight Venture Partners Growth-Buyout Coinvestment Fund (B), L.P. and Insight Venture Partners Growth-Buyout Coinvestment Fund, L.P. is Insight Venture Associates Growth-Buyout Coinvestment, L.P., and the general partner of Insight Venture Associates Growth-Buyout Coinvestment, L.P. is Insight Venture Associates Growth-Buyout Coinvestment, Ltd. The sole shareholder of each of Insight Venture Associates IX, Ltd. and Insight Venture Associates Growth-Buyout Coinvestment, Ltd. is Insight Holdings Group, LLC (“Holdings”).

0 shares of common stock are held of record by Insight E2open Aggregator, LLC, Insight Venture Partners (Cayman) IX, L.P., Insight Venture Partners (Delaware) IX, L.P., Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P. and Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P. (collectively, the "Insight Shareholders").

Each of Insight Holdings Group, LLC, Insight Venture Associates IX, Ltd., Insight Venture Associates IX, L.P., Insight Venture Associates Growth-Buyout Coinvestment, Ltd. and Insight Venture Associates Growth-Buyout Coinvestment, L.P. disclaims beneficial ownership of the securities held by the Insight Shareholders except to the extent of their respective pecuniary interest therein and this report shall not be deemed an admission that any of such Reporting Persons is the beneficial owner of the shares held by the Insight Shareholders.

Each of Jeffrey Horing, Deven Parekh, Michael Triplett and Jeffrey Lieberman is a member of the board of managers of Holdings and as such shares voting and dispositive power over the shares held of record by the Insight Shareholders. Each of Messrs. Horing, Parekh, Triplett and Lieberman disclaims beneficial ownership of the shares held by the Insight Shareholders except to the extent of his pecuniary interest therein.

The address of each of the entities and persons identified in this Exhibit 99.3 is c/o Insight Partners, 1114 Avenue of the Americas, 36th Floor, New York, New York 10036.